Exhibit 99.1

CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Fourth Quarter Software and Subscription Services revenue increases 19% year-over-year to $41 million, representing a record 60% of total revenue

Remaining Performance Obligations (RPO) increase 47% year-over-year to $200 million at year-end

IRVINE, CA, April 28, 2022 – CalAmp (Nasdaq: CAMP), a connected intelligence company helping people and organizations improve operational performance with a data-driven solutions ecosystem, today reported financial results for its fourth quarter and fiscal year 2022 ended February 28, 2022.

“Our Software and Subscription Services revenue increased 13% sequentially and 19% over the prior year period, reflecting our ongoing success in converting customers to recurring subscription contracts combined with new logo generation,” said Jeff Gardner, CalAmp’s president and CEO. “Notably, we transitioned approximately one-fifth of our eligible telematics device customers in the quarter and expect to convert the remaining customers throughout fiscal year 2023. As we enter our new fiscal year, we are well positioned with a robust solutions and partnership roadmap, a solid cadence of customer conversions to recurring software contracts, and historically high levels of backlog.”

Fourth Quarter and Fiscal Year 2022 Financial Overview

•	Fourth quarter revenue was $68.4 million compared to $68.8 million in the prior quarter; full year revenue was $295.8 million as compared to $308.6 million.
•

Software and Subscription Services (S&SS) revenue in the fourth quarter was $41.2 million, up 13% sequentially and represented 60% of consolidated revenue; full year S&SS revenue grew 19% to $154.3 million, representing 52% of consolidated revenue, compared to $129.9 million or 42% in the prior year.

•

Telematics Products revenue in the quarter was down 16% sequentially to $27.1 million; full year revenue declined 21% to $141.5 million compared to $178.7 million in the prior year due mainly to customer conversions to recurring software subscription arrangements coupled with ongoing component shortages.

•

Gross margin was 41% for the fourth quarter and consistent with the prior quarter despite cost increases resulting from continuing supply chain constraints; full year gross margin was 41% compared to 40% in the prior year.

•

GAAP net loss from continuing operations for the quarter was $9.2 million, or a loss of $0.26 per share; for the full year, GAAP net loss from continuing operations was $31.1 million, or a loss of $0.88 per share, compared to a net loss from continuing operations of $21.2 million or a loss of $0.62 per share in the prior year.

•

Adjusted EBITDA for the quarter increased sequentially to $5.0 million or 7% of revenue, from $3.0 million or 4% of revenue in the prior quarter; Adjusted EBITDA for the full year was $24.7 million or 8% of revenue, compared to $32.1 million or 10% of revenue in the prior year.

•	Total S&SS subscribers were 1.1 million, a 5% increase from the prior quarter and an 11% increase from a year ago.
•	Ended the quarter with $79 million in cash and cash equivalents.

Other Business and Recent Highlights

•	Announced a partnership with vehicle data expert, Noregon®, to deliver remote vehicle diagnostics and preventative maintenance capabilities to transportation, logistics and fleet operators.
•

Announced a long-term relationship with BMW Group that has improved security and peace of mind for customers using the LoJack Stolen Vehicle Recovery Solutions in BMW Group vehicles in the EMEA region.

•

CalAmp’s LoJack España partnered with Toyota Spain to offer its customers best-in-class stolen vehicle recovery service through the Toyota Custom Accessories Program, KINTO One leasing and Toyota Insurance Services.

•	Appointed enterprise software marketing expert, Mark Gaydos, as chief marketing officer; and promoted Brett Jackson to senior vice president of transportation and logistics.
•	CalAmp’s Tracker strengthened its relationship with NG Bailey UK to help improve driver safety and performance with new dashcam and fleet management technologies.

CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
Description	2022	2021	2022	2021
Revenues:
Software & Subscription Services (S&SS)	$41,236	$34,668	$154,315	$129,933
Telematics Products	27,141	47,279	141,524	178,654
	$68,377	$81,947	$295,839	$308,587
Gross margin	41%	42%	41%	40%

Net loss	$(9,181)	$(3,221)	$(31,148)	$(21,157)
Net loss per diluted share	$(0.26)	$(0.09)	$(0.88)	$(0.62)
Non-GAAP measures:
Adjusted basis net income (loss)	$(305)	$4,840	$2,873	$10,360
Adjusted basis net income (loss) per diluted share	$(0.01)	$0.14	$0.08	$0.30
Adjusted EBITDA	$5,003	$9,901	$24,680	$32,106
Adjusted EBITDA margin	7%	12%	8%	10%

	February 28,
Description	2022	2021
Cash and cash equivalents	$79,221	$94,624
Working capital	90,928	103,267
Deferred revenue	39,670	52,817
Total debt (carrying value)	192,288	186,471

	February 28,
S&SS Supplemental Information:	2022	2021
Trailing twelve month ("TTM") recurring revenue	$82,835	$87,401
Remaining performance obligations	$200,103	$136,504
Subscribers	1,060	954

CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

First Quarter Fiscal 2023 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance. Visibility into product shipments still remains uncertain due to the global component supply shortages.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2022 results at 2:00 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 844-200-6205 (+1-929-526-1599 for international callers) and using the Conference ID #853681.  Following the call, an audio replay will also be available by calling 866-813-9403 or +44-204-525-0658 and entering the Conference ID #158300. The audio replay will be available through May 5, 2022.

About CalAmp

CalAmp (Nasdaq: CAMP) is a connected intelligence company that leverages a data-driven solutions ecosystem to help people and organizations improve operational performance. We solve complex problems in transportation and logistics, commercial and government fleet, industrial equipment and consumer vehicle marketplaces by providing solutions that track, monitor and recover vital assets. The insights enabled by our cloud platform, applications and edge computing devices drive operational visibility, safety, efficiency, maintenance and sustainability. Headquartered in Irvine, California, CalAmp has over one million software and services subscribers and 10 million edge devices deployed worldwide. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees, and consumers given our sale of LoJack North America operations; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of

CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® North America Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
	2022	2021	2022	2021

Revenues	$68,377	$81,947	$295,839	$308,587
Cost of revenues	40,328	47,347	173,953	186,182
Gross profit	28,049	34,600	121,886	122,405
Operating expenses:
Research and development	6,596	6,886	28,444	25,811
Selling and marketing	10,816	12,459	48,564	46,202
General and administrative	13,674	13,174	52,333	49,077
Intangible asset amortization	1,382	1,214	5,415	4,781
Restructuring	264	617	600	2,534
Impairment losses	-	539	-	825
	32,732	34,889	135,356	129,230
Operating loss	(4,683)	(289)	(13,470)	(6,825)
Non-operating income (expense):
Investment income	(43)	837	1,175	2,119
Interest expense	(3,840)	(3,673)	(15,323)	(15,487)
Other expense, net	(359)	(360)	(2,443)	(403)
	(4,242)	(3,196)	(16,591)	(13,771)
Net loss from continuing operations before income taxes	(8,925)	(3,485)	(30,061)	(20,596)
Income tax benefit (provision) from continuing operations	(256)	264	(1,087)	(561)
Net loss from continuing operations	(9,181)	(3,221)	(31,148)	(21,157)
Net income (loss) from discontinued operations, net of tax	-	(5,508)	3,157	(35,152)
Net loss	$(9,181)	$(8,729)	$(27,991)	$(56,309)
Loss per share - continuing operations:
Basic	$(0.26)	$(0.09)	$(0.88)	$(0.62)
Diluted	$(0.26)	$(0.09)	$(0.88)	$(0.62)
Income (loss) per share - discontinued operations:
Basic	$-	$(0.16)	$0.09	$(1.02)
Diluted	$-	$(0.16)	$0.09	$(1.02)
Shares used in computing income (loss) per share:
Basic	35,552	34,685	35,254	34,389
Diluted	35,552	34,685	35,254	34,389

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CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	February 28,
	2022	2021
Assets

Current assets:
Cash and cash equivalents	$79,221	$94,624
Accounts receivable, net	61,544	63,325
Inventories	18,269	23,663
Prepaid expenses and other current assets	22,348	24,804
Current assets of discontinued operations	-	7,872
Total current assets	181,382	214,288

Property and equipment, net	37,674	41,081
Operating lease right-of-use assets	12,327	14,273
Deferred income tax assets	4,165	4,889
Goodwill	94,436	94,617
Other intangible assets, net	31,965	37,488
Other assets	29,632	27,169
Total assets	$391,581	$433,805

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$2,585	$4,317
Accounts payable	31,815	35,767
Accrued payroll and employee benefits	10,929	12,761
Deferred revenue	26,174	32,924
Other current liabilities	18,951	17,380
Current liabilities of discontinued operations	-	4,096
Total current liabilities	90,454	107,245

Long-term debt, net of current portion	189,703	182,154
Operating lease liabilities	13,382	17,061
Other non-current liabilities	22,640	30,487
Non-current liabilities of discontinued operations	-	1,773
Total liabilities	316,179	338,720
Stockholders' equity:
Common stock	361	352
Additional paid-in capital	242,386	233,692
Accumulated deficit	(165,965)	(137,974)
Accumulated other comprehensive loss	(1,380)	(985)
Total stockholders' equity	75,402	95,085
Total liabilities and stockholders' equity	$391,581	$433,805

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CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Fiscal Year Ended
	February 28,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,991)	$(56,309)
Less: Net income (loss) from discontinued operations, net of tax	3,157	(35,152)
Net loss from continuing operations	(31,148)	(21,157)

Depreciation expense	17,389	17,221
Intangible asset amortization	5,415	4,781
Stock-based compensation	11,321	11,364
Amortization of debt issuance costs and discount	10,411	10,180
Noncash operating lease cost	3,713	421
Revenue assigned to factors	(4,566)	(6,291)
Deferred tax assets, net	465	(1)
Other	595	1,548
Changes in operating assets and liabilities of continuing operations	(17,418)	14,931
Net cash provided by (used in) operating activities - continuing operations	(3,823)	32,997
Net cash used in operating activities - discontinued operations	(395)	(4,412)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(4,218)	28,585

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	-	6,264
Purchases of marketable securities	-	(6,264)
Capital expenditures	(13,298)	(11,356)
Net cash used in investing activities - continuing operations	(13,298)	(11,356)
Net cash provided by (used in) investing activities - discontinued operations	5,721	(2,338)
NET CASH USED IN INVESTING ACTIVITIES	(7,577)	(13,694)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program Loan	-	10,000
Repayment of Paycheck Protection Program Loan	-	(10,000)
Proceeds from revolving credit facility, net of issuance costs	-	19,944
Repayment of 2020 Convertible Notes	-	(27,599)
Repayment of revolving credit facility	-	(20,000)
Taxes paid related to net share settlement of vested equity awards	(4,173)	(1,628)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	1,530	1,967
NET CASH USED IN FINANCING ACTIVITIES	(2,643)	(27,316)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(965)	(355)
Net change in cash and cash equivalents	(15,403)	(12,780)
Cash and cash equivalents at beginning of year	94,624	107,404
Cash and cash equivalents at end of year	$79,221	$94,624

CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
	2022	2021	2022	2021

GAAP basis net loss	$(9,181)	$(8,729)	$(27,991)	$(56,309)

Net (income) loss from discontinued operations, net of tax	-	5,508	(3,157)	35,152
Intangible assets amortization	1,382	1,214	5,415	4,781
Stock-based compensation	2,760	2,870	11,321	10,357
Non-cash interest expense	2,600	2,468	10,411	10,180
GAAP basis income tax provision (benefit)	256	(264)	1,087	561
Litigation and non-recurring legal expenses	1,186	689	2,518	2,262
Restructuring	264	617	600	2,534
Costs incurred in transition of LoJack North America business to acquiror (b)	319	-	2,103	-
Other	114	687	1,161	1,492
Adjusted basis income (loss) before income taxes	(300)	5,060	3,468	11,010
Income tax provision (non-GAAP basis) (a)	(5)	(220)	(595)	(650)
Adjusted basis net income (loss)	$(305)	$4,840	$2,873	$10,360

Adjusted basis net income (loss) per diluted share	$(0.01)	$0.14	$0.08	$0.30

Weighted average common shares outstanding on a diluted basis	35,552	35,606	36,088	34,768

CalAmp Reports Fourth Quarter and Fiscal Year 2022 Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
	2022	2021	2022	2021

GAAP basis net loss	$(9,181)	$(8,729)	$(27,991)	$(56,309)

Net (income) loss from discontinued operations, net of tax	-	5,508	(3,157)	35,152
Investment income (loss)	43	(837)	(1,175)	(2,119)
Interest expense	3,840	3,673	15,323	15,487
Income tax provision (benefit)	256	(264)	1,087	561
Depreciation and amortization	5,718	5,345	22,804	22,002
Stock-based compensation	2,760	2,870	11,321	10,357
Litigation and non-recurring legal expenses	1,186	689	2,518	2,262
Restructuring	264	617	600	2,534
Costs incurred in transition of LoJack North America business to acquiror (b)	319	-	2,103	-
Other	(202)	1,029	1,247	2,179
Adjusted EBITDA	$5,003	$9,901	$24,680	$32,106

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA (c)
Deferred revenue purchase accounting adjustment	$(152)	$(564)	$(1,188)	$(3,099)
Resolution of a product performance matter	-	-	-	(1,400)
Inventory excess and obsolescence	-	-	-	(596)
Total other favorable (unfavorable) impacts	$(152)	$(564)	$(1,188)	$(5,095)

Revenues	$68,377	$81,947	$295,839	$308,587

Adjusted EBITDA margin	7%	12%	8%	10%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)	Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.
(c)

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include deferred revenue purchase accounting adjustments resulting from business acquisitions which reduces revenue and gross profit, resolution of a product performance matter with a customer, and inventories related to the automotive vehicle finance business that are obsolete or in excess of demand forecast.